Exhibit 99.1

                    SJW CORP. (NYSE: SJW) ANNOUNCES
                    FIRST QUARTER FINANCIAL RESULTS


     SAN JOSE, CA, April 27, 2006 - SJW Corp. (NYSE:SJW) diluted earnings per common share for the quarter ended March 31, 2006 were $0.23, compared to $0.15 for the same quarter in 2005. The increase in net income is inclusive of the net of tax gain on the sale of nonutility property of $1,535,000, or $0.08 per share, in January 2006.

     Operating revenue for the first quarter was $33,741,000 versus $33,306,000 for the same period in 2005, representing an increase of $435,000 or 1%. Approximately $274,000 of the total revenue increase was attributable to cumulative rate increases, $209,000 was due to new customers, and $237,000 was due to increased parking revenue. The revenue increase was offset by approximately a $274,000 decrease due to lower customer demand and an $11,000 decrease resulting from other sources.

     Total water production costs for the first quarter of 2006 consisting of purchased water, power and pump taxes, decreased $945,000, or 9% from the first quarter of 2005. The decrease in production costs of $1,397,000 was primarily attributable to a greater availability of surface water. However, the decrease was partially offset by increases of approximately $87,000 due to higher customer demand, increases in the cost of purchased water and pump tax of $341,000, and higher energy prices and other cost of $24,000.

     Total quarterly operating expenses for the first quarter of 2006, excluding water production costs and income taxes, increased $1,505,000 or 9% from 2005. The changes consisted principally of:
$543,000 increase in general and administrative costs which included a $433,000 increase for salaries, benefits and retirement costs, a $153,000 increase for liability insurance, a $137,000 increase for professional services, and a $52,000 increase in other expenses offset by a $232,000 refund of 2005 worker's compensation premiums. In addition, other operating expenses increased $470,000, maintenance expenses increased $267,000, and other taxes and depreciation expense increased $225,000. Income tax expense decreased $26,000 in the first quarter of 2006.

     For the three months ended March 31, 2006, other comprehensive income of $4,426,000, net of tax, was due to an increase in the market value of the investment in California Water Service Group.

     The Directors of SJW Corp. today declared a quarterly dividend on common stock of $0.14125 per share. The dividend is payable on June 1, 2006 to shareholders of record on May 8, 2006.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San Jose
Water Company, provides water service to a population of approximately one million people in San Jose and nearby communities.



This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



SJW Corp.
     Condensed Consolidated Statements of Income and Comprehensive Income
                                  (Unaudited)
                  (thousands of dollars, except share data)

                                  THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                        MARCH 31                MARCH 31
                                    2006        2005        2006        2005
                                --------------------------------------------
OPERATING REVENUE                $33,741     $33,306    $180,540    $169,154
OPERATING EXPENSE:
  Operation:
    Purchased water                6,654       7,012      44,595      41,722
    Power                            559         671       4,207       5,369
    Pump taxes                     2,136       2,611      16,887      21,263
                                  ------      ------      ------      ------
    Total production costs         9,349      10,294      65,689      68,354

    Administrative and general     5,091       4,548      21,239      17,522
    Other                          3,661       3,191      14,652      12,834
  Maintenance                      2,305       2,038       9,742       8,604
  Taxes, other than income         1,470       1,412       5,731       5,398
  Depreciation & amortization      5,190       5,023      19,822      19,111
  Income taxes                     1,894       1,920      14,747      12,319
                                 -------      ------     -------     -------
    Total operating expense       28,960      28,426     151,622     144,142
                                 -------      ------     -------     -------
OPERATING INCOME                   4,781       4,880      28,918      25,012

Condemnation gain, net of
  taxes of $2,624                      -           -           -       3,776
Sale of nonutility property, net
  of taxes of $1,056 and $1,817    1,535           -       2,630           -
Interest on long-term debt
  and other                       (2,113)     (2,199)     (8,186)     (8,095)
                                 --------   ---------    --------     -------
NET INCOME                        $4,203       2,681     $23,362      20,693
                                 =======     ========    =======      ======
Other comprehensive income
  (loss), net                      4,426      (2,777)      5,295       3,570
                                 -------    ---------    -------      ------
COMPREHENSIVE INCOME (LOSS)       $8,629         (96)    $28,657      24,263
                                 =======    =========    =======      ======
Earnings per share
   -Basic                          $0.23       $0.15       $1.28       $1.13
   -Diluted                        $0.23       $0.15       $1.26       $1.12

Comprehensive income (loss)
  per share
   -Basic                          $0.47      ($0.01)      $1.57       $1.33
   -Diluted                        $0.47      ($0.01)      $1.55       $1.32

Dividend per share                 $0.14       $0.14       $0.54       $0.52
  - Basic                     18,271,270  18,271,026  18,271,340  18,273,242
  - Diluted                   18,530,097  18,441,938  18,502,248  18,411,390


                                           SJW Corp.
                      Condensed Consolidated Balance Sheets
                                  (Unaudited)
                             (thousands of dollars)

                                                   March 31      December 31
                                                       2006             2005
                                                   ---------     -----------
ASSETS
UTILITY PLANT:
  Land                                             $  4,412            1,735
  Depreciable plant and equipment                   657,053          648,931
  Construction in progress                            6,766            5,611
  Intangible assets                                   7,840            7,840
                                                    -------          -------
     Total utility plant                            676,071          664,117
Less accumulated depreciation and amortization      213,319          208,909
                                                   --------         --------
     Net utility plant                              462,752          455,208
NONUTILITY PROPERTY:                                 35,439           38,720
Less accumulated depreciation                         3,533            3,870
                                                    -------          -------
     Net nonutility property                         31,906           34,850
CURRENT ASSETS:
  Cash and equivalents                                9,817            9,398
  Accounts receivable and accrued
   unbilled utility revenue                          16,794           19,851
  Long-lived assets held-for-sale                     2,738              149
  Prepaid expenses and other                          2,287            2,294
                                                   --------          -------
    Total current assets                             31,636           31,692
OTHER ASSETS:
  Investment in California Water Service             49,553           42,051
  Unamortized debt issuance and
    reacquisition costs                               3,089            3,131
  Regulatory assets                                  13,119           13,037
  Other                                               7,690            7,740
                                                   --------          -------
                                                     73,451           65,959
                                                   --------          -------
                                                   $599,745         $587,709
                                                   ========         ========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stock                                     $  9,516            9,516
  Additional paid-in capital                         15,736           15,368
  Retained earnings                                 162,210          160,588
  Accumulated other comprehensive income             14,862           10,436
                                                   --------          -------
  Shareholders' equity                              202,324          195,908
  Long-term debt                                    145,163          145,281
                                                   --------          -------
    Total capitalization                            347,487          341,189
CURRENT LIABILITIES:
  Current portion of long-term debt                     378              332
  Pump tax and purchased water                        2,936            3,985
  Purchased power                                       611              804
  Accounts payable                                    4,595            5,120
  Accrued interest                                    2,215            3,618
  Accrued taxes                                       4,527            1,619
  Other current liabilities                           5,047            5,466
                                                    -------          -------
  Total current liabilities                          20,309           20,944
DEFERRED INCOME TAXES AND CREDITS                    57,901           54,100
ADVANCES AND CONTRIBUTIONS                          155,835          154,235
OTHER NONCURRENT LIABILITIES                         18,213           17,241
                                                    -------          -------
                                                   $599,745         $587,709
                                                   ========         ========